United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In this Current Report on Form 8-K, Ethan Allen Interiors Inc. (the “Company”) is filing a transcript of the Company’s presentation and question and answer session at the Company’s investor conference on September 16, 2015. The transcript is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

the company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company's stockholders in respect of the 2015 Annual Meeting. Ethan Allen plans to file with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card in connection with the 2015 Annual Meeting (the “2015 Proxy Materials”). The 2015 Proxy Materials will contain important information about the company, its directors and executive officers, the 2015 Annual Meeting and related matters. Stockholders are strongly urged to read the 2015 Proxy Materials, any amendments and supplements thereto, and the accompanying proxy card carefully when they are available. Stockholders will be able to obtain free copies of the 2015 Proxy Materials and other documents filed with the SEC by THE COMPANY through the web site maintained by the SEC at www.sec.gov and on THE COMPANY’s web site at http://www.ethanallen.com/en_US/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Materials.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Edited transcript of the 2015 Investor Conference held on September 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETHAN ALLEN INTERIORS, INC.

Date: September 21, 2015	By:	/s/ Eric D. Koster
Eric D. Koster Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Edited transcript of the 2015 Investor Conference held on September 16, 2015

4